UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 3, 2010

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On or about January 31, 2010, in connection with the modification of a certain series of warrant agreements (“January 31, 2007 Warrants”) and an exercise of the modified January 31, 2007 Warrants by their holders, the Company issued 98,774 restricted shares of its common stock at a price per share of $1.75, for an aggregate exercise price of $172,854.50 (“Exercise Proceeds”). The January 31, 2007 Warrants had an original expiration date of January 31, 2010 and an original exercise price of $3.81 per share, as such, the Company believed that none of the January 31, 2007 Warrants would be exercised. Consistent with its efforts to raise capital for working capital purposes, the Company offered to reduce the strike price of the January 31, 2007 Warrants, provided that over 50% of the holders agreed to exercise prior to January 31, 2010. Twenty one of the twenty six holders of the January 31, 2007 Warrants (81%) agreed to exercise at the amended price and provided the Exercise Proceeds to the Company.

After the modification and exercise set forth above, there are no remaining warrants outstanding from the series of the January 31, 2007 Warrants.

The foregoing shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder and the holders are qualified as accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: February 3, 2010	By:	/s/ Jonathan Snyder
	Name:	Jonathan Snyder
	Title:	Chief Executive Officer